Exhibit 10.2

PROMISSORY NOTE NO. 001

SIXTY-FIRST COMMERCIAL FINANCE, LLC

340 Mt. Kemble Ave Morristown, NJ 07960

October 2, 2026 For value received, SHIMMICK CONSTRUCTION COMPANY, INC. (the “Borrower”) promises to pay to the order of SIXTY-FIRST COMMERCIAL FINANCE, LLC (“Lender”, or together with any other then current holder, “Holder”), a Delaware Limited Liability Company, the principal sum of $14,285,255.00 together with interest thereon as provided herein. This Promissory Note together with all of the attachments hereto (including the attached Collateral Schedule (the “Collateral Schedule”)) collectively constitute an “Equipment Note,” and the obligations of Borrower hereunder constitute certain of the “Obligations” secured by the “Collateral” (including that certain Collateral described in the Collateral Schedule), as all such terms are defined or referred to in the Master Loan and Security Agreement, dated as of October 2, 2026, between the Lender and Borrower (the “Agreement”), and is subject to the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meaning given them in the Agreement, and the terms hereof shall be construed as provided therein.

This Equipment Note shall be payable by Borrower to Holder in sixty (60) consecutive payments of principal and interest (the “Payments”), with one (1) final balloon payment, commencing on November 2, 2026 and continuing monthly thereafter through and including October 2, 2031 (the “Maturity Date”; and such scheduled payment term, the “Equipment Note Term”). Each Payment shall be due and payable on the same day of the month as the initial Payment set forth above in each succeeding payment period during the Equipment Note Term (each, a “Payment Date”). Interest shall accrue on the entire principal amount of this Equipment Note outstanding from time to time at a fixed rate of 9.3100% per annum (the “Interest Rate”), from the date hereof until the principal amount of this Equipment Note is paid in full, and shall be due and payable on each Payment Date. All interest hereunder shall be calculated on the basis of a year of 360 days comprised of 12 months of 30 days each. Payments of principal and interest hereunder shall be due and payable on each Payment Date in the amounts set forth on Schedule 1 hereto.

The final Payment due and payable on the Maturity Date shall in any event be equal to the entire outstanding and unpaid principal amount of this Equipment Note, together with all accrued and unpaid interest, charges and all other Loan Payments owing hereunder, under the Agreement or any of the other Loan Documents.

The billing address of the Borrower is 530 Technology Drive, Suite 300, Irvine, CA 92618.

Borrower may prepay the entire unpaid principal balance of this Equipment Note in full (but not in part except as otherwise expressly set forth in the Loan Agreement, including Section 10(d) thereof), together with all accrued interest, any prepayment charges, late charges and other Obligations then due and owing hereunder or (to the extent relating hereto) under the Agreement or the other Loan Documents (all such amounts, collectively, the “Prepayment Amount”), upon not less than thirty (30) days prior written notice to Holder. Borrower shall prepay the entire unpaid principal balance of this Equipment Note in full, together with all accrued interest, any prepayment charges and other amounts then constituting the Prepayment Amount, as and when required by and calculated pursuant to, the applicable provisions of this Equipment Note, the Agreement (including Sections 10(b), (c), (d) and Section 13(a) thereof) or of any of the other Loan Documents relating hereto. For the purposes hereof, the “prepayment charges” payable pursuant to this Equipment Note in connection with any prepayment contemplated herein shall be (expressed as a percentage of the then remaining principal balance of the Loan): 3% if prepayment is made on or prior to the first anniversary of the first Payment Date; 2% if prepayment is made on or prior to the second anniversary of the first Payment Date; 1% if prepayment is made on or prior to the third anniversary of the first Payment Date; 1% if prepayment is made on or prior to the fourth anniversary of the first Payment Date; and no prepayment fee shall apply to prepayments made in respect to payments due after the fourth anniversary of the first Payment Date. If any such prepayment is made pursuant to Section 10(b) of the Agreement in connection with a Total Loss, pursuant to any Security Agreement in connection with a Total Loss (as such term is defined therein) or pursuant to Section 10(d) of the Agreement in connection with a sale of less than all of the Items of Appraised Equipment constituting Collateral under the Collateral Schedule or under the other Loan Documents, upon receipt and application of the amounts so prepaid (if in good and final funds), Holder shall (a) re-calculate the then remaining principal balance and proportionately adjust the

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remaining Payments hereunder (which re-calculations and adjustments shall be deemed final, absent manifest error); and

(b)
provide Borrower with written notice of any such re-calculations and adjustments within five (5) Business Days’ after such prepayment is so received and applied.

Time is of the essence in the payment and performance of those Obligations, which are evidenced by this Equipment Note. In the event any amount due hereunder is not paid within ten (10) days of the date when due, Borrower agrees to pay an administrative late charge equal to five percent (5%) of such overdue amount. In addition to such overdue amount, Borrower agrees that it shall pay interest accruing at the Late Payment Rate on any amounts payable to Lender from time to time hereunder, under the Agreement or any other Loan Documents relating to this Equipment Note, as and to the extent provided herein or therein, including as provided below with respect to the Prepayment Amount and any other amounts due upon an Event of Default or other acceleration. The “Late Payment Rate” shall, for the purposes of the foregoing, be that certain per annum interest rate equal to the lesser of fifteen percent (15%), or the maximum rate of interest allowable under then applicable law.

Each payment hereunder shall be made in lawful money of the United States and shall be payable to such account or address as Holder shall from time to time direct Borrower. Whenever any payment to be made under this Equipment Note shall be stated to be due on a Saturday, Sunday or a public holiday, or the equivalent for banks generally under the laws of the State of New York, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest. All amounts received hereunder or in respect of this Equipment Note shall be applied first, to accrued late charges and any other costs and expenses due and owing hereunder or under the terms of the Agreement: second, to accrued interest; and third, to unpaid principal, it is the intention of Holder to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding anything to the contrary contained herein, in no event shall any provision contained herein require or permit interest in excess of the maximum amount permitted by applicable law to be paid by Borrower. If necessary to give effect to these provisions, Holder will, at its option, in accordance with applicable law, either refund any amount to Borrower to the extent that it was in excess of that allowed by applicable law or credit such excess amount against the then unpaid principal balance.

Borrower hereby acknowledges that the secured loan transaction documented by this Equipment Note and related Collateral Schedule, together with the Agreement and the other Loan Documents (to the extent the same are incorporated herein or otherwise related to the transactions documented hereby), constitutes a separate and independent transaction and contractual obligation between Holder and the other Borrower Parties and Lender, and notwithstanding the existence of other promissory notes (and the collateral schedules related thereto) issued under, the Agreement, Lender may take enforcement action with respect to this Equipment Note, including the attached Collateral Schedule and the Collateral described therein, independently of any other promissory notes (related collateral schedules) executed pursuant to the Agreement.

Without limiting the applicable provisions of the Agreement, Borrower hereby acknowledges and agrees that: (i) any failure to pay this Equipment Note or any Payment or other amount payable hereunder within ten (10) days after such payment is due, or the occurrence of an “Event of Default” under the Agreement, or default or failure in the performance or due observance of any of the terms, conditions or obligations under any other agreement or instrument between Borrower (or any endorser, guarantor, surety or other party liable for Borrower’s obligations hereunder, or any other entity controlling, controlled by, or under common control with Borrower) and Holder (or any other entity controlling, controlled by or under common control with Holder), shall constitute a default hereunder and entitle Holder to accelerate the maturity of this Equipment Note and to declare to be immediately due and payable the entire unpaid principal balance of this Equipment Note in full, together with all accrued interest and other charges hereunder (including any prepayment charges) and other amounts then constituting the Prepayment Amount, as calculated pursuant to the applicable provisions hereof, of the Agreement (including Section 13 thereof) or of any of the other Loan Documents relating hereto, and to proceed at once to exercise each and every one of the remedies provided in the Agreement or otherwise available at law or in equity; (ii) Borrower shall pay interest equal to the Late Payment Rate on the Prepayment Amount and any other amount required to be paid upon acceleration hereof, from the date hereof until such amounts are paid in full in cash or other immediately available funds; and (iii) for the avoidance of doubt, interest shall continue to accrue on all of such amounts at the Late Payment Rate after the filing or commencement of any bankruptcy or other similar proceeding involving Borrower.

Borrower and all other Borrower Parties responsible for the satisfaction of the Obligations payable hereunder, respectively, waive, to the fullest extent permitted to be waived by applicable law, diligence, presentment, demand, protest, notice of dishonor, notice of intention to accelerate, notice of acceleration and notice of any other kind whatsoever and agree to pay all costs incurred by Holder in enforcing its rights under this Equipment Note, the Agreement or any of the

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other Loan Documents, including reasonable attorney’s fees, and they do hereby consent to any number of renewals or extensions at any time in the payment of this Equipment Note. No extension of time for payment of this Equipment Note made by any agreement with any person now or hereafter liable for payment of this Equipment Note shall operate to release, discharge, modify, change or affect the original liability of Borrower or any other Borrower Party under or with respect to this Equipment Note, either in whole or in part. No delay or failure by Holder hereof in exercising any right, power, privilege or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right of remedy available at law or in equity. The Holder of this Equipment Note may proceed against all or any of the Collateral securing this Equipment Note or against any guarantor hereof or any other Borrower Party, or may proceed contemporaneously or in the first instance against Borrower, in such order and at such times following default hereunder as Holder may determine in its sole and absolute discretion. All of Borrower’s obligations under this Equipment Note are absolute and unconditional, and shall not be subject to any offset, deduction or other Abatement, whatsoever. Borrower waives any right to assert, by way of counterclaim or affirmative defense in any action to enforce Borrower’s obligations hereunder, any claim whatsoever against the Holder of this Equipment Note.

Lender is hereby authorized to insert such factually correct information as is necessary to complete this Equipment Note, including (without limitation) the date of execution, the payment amount(s) and interest rates.

This Equipment Note shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns; provided, however, Borrower not may assign any of its rights or obligations hereunder without the prior written consent of Holder. This Equipment Note may be assigned by Holder without notice to, or the consent of, Borrower.

This Equipment Note, together with the Agreement, the Collateral Schedule and any related agreements and guaranties, contains the entire agreement between Holder and Borrower with respect to this Equipment Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by Lender or any Holder. If any term or provision of this Equipment Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Equipment Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the undersigned and the Holder.

BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER OR LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS EQUIPMENT NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. THIS EQUIPMENT NOTE, AND ALL OF THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW AND THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT AS TO THE EFFECT OF TITLE 14, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF ANY

ITEM OF EQUIPMENT OR OTHER COLLATERAL RELATING THERETO. Borrower hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Equipment Note may be instituted or brought in the courts of the State of New York or any U.S. District Court for New York, as Lender may elect, and by execution and delivery of this Equipment Note, Borrower hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed by its duly authorized representative as of the date first above written.

SHIMMICK CONSTRUCTION COMPANY, INC.

By: ____________

Name: Todd W. Yoder

Title: Executive Vice President and Chief Financial Officer

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SCHEDULE 1

Payment No(s)	Payment Amount	Principal Balance
1	$279,906.00	$14,116,178.74
2	$279,906.00	$13,945,790.73
3	$279,906.00	$13,774,080.79
4	$279,906.00	$13,601,038.67
5	$279,906.00	$13,426,654.03
6	$279,906.00	$13,250,916.45
7	$279,906.00	$13,073,815.45
8	$279,906.00	$12,895,340.44
9	$279,906.00	$12,715,480.76
10	$279,906.00	$12,534,225.67
11	$279,906.00	$12,351,564.34
12	$279,906.00	$12,167,485.87
13	$279,906.00	$11,981,979.25
14	$279,906.00	$11,795,033.41
15	$279,906.00	$11,606,637.19
16	$279,906.00	$11,416,779.32
17	$279,906.00	$11,225,448.48
18	$279,906.00	$11,032,633.22
19	$279,906.00	$10,838,322.04
20	$279,906.00	$10,642,503.33
21	$279,906.00	$10,445,165.40
22	$279,906.00	$10,246,296.45
23	$279,906.00	$10,045,884.61
24	$279,906.00	$9,843,917.91
25	$279,906.00	$9,640,384.28
26	$279,906.00	$9,435,271.58
27	$279,906.00	$9,228,567.54
28	$279,906.00	$9,020,259.82
29	$279,906.00	$8,810,335.98
30	$279,906.00	$8,598,783.48
31	$279,906.00	$8,385,589.69
32	$279,906.00	$8,170,741.88
33	$279,906.00	$7,954,227.20
34	$279,906.00	$7,736,032.72
35	$279,906.00	$7,516,145.43
36	$279,906.00	$7,294,552.17
37	$279,906.00	$7,071,239.72
38	$279,906.00	$6,846,194.74
39	$279,906.00	$6,619,403.79
40	$279,906.00	$6,390,853.31
41	$279,906.00	$6,160,529.67
42	$279,906.00	$5,928,419.10
43	$279,906.00	$5,694,507.74

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44	$279,906.00	$5,458,781.61
45	$279,906.00	$5,221,226.65
46	$279,906.00	$4,981,828.65
47	$279,906.00	$4,740,573.33
48	$279,906.00	$4,497,446.27
49	$279,906.00	$4,252,432.94
50	$279,906.00	$4,005,518.73
51	$279,906.00	$3,756,688.87
52	$279,906.00	$3,505,928.50
53	$279,906.00	$3,253,222.66
54	$279,906.00	$2,998,556.23
55	$279,906.00	$2,741,914.03
56	$279,906.00	$2,483,280.70
57	$279,906.00	$2,222,640.82
58	$279,906.00	$1,959,978.80
59	$279,906.00	$1,695,278.96
60	$1,708,431.50	$0.00

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COLLATERAL SCHEDULE TO PROMISSORY NOTE NO. 001 DATED AS OF OCTOBER 2, 2026

This Collateral Schedule (this “Collateral Schedule”) is attached to and constitutes a part of that certain Promissory Note entered into as of the date referenced above (the “Equipment Note”) by SHIMMICK CONSTRUCTION COMPANY, INC. (the “Borrower”) in favor of SIXTY-FIRST COMMERCIAL FINANCE,

LLC (“Lender”, or together with any other then current holder, “Holder”).

Subject to the terms and conditions provided in the Agreement and the Equipment Note to which this Collateral Schedule is attached, Lender made an Advance or Advances (and collectively, the “Loan”) to Borrower for the purpose of financing Borrower’s purchase of the items of equipment and other property described in Schedule A attached hereto (or refinancing existing indebtedness secured by such equipment and other property) (the “Items of Equipment” or “Equipment”), and Borrower agreed to repay such Advances as and when due in accordance with the Equipment Note, and to secure such payment and other Obligations pursuant to the grant and other provisions hereof and of the other Loan Documents.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby respectively agree as follows:

1.
Definitions, Etc. All of the terms and provisions of the Equipment Note and the Agreement together with all riders, exhibits, annexes and other attachments and amendments from time to time attached to or constituting a part of the Agreement (including any Riders thereto if indicated below), as and to the extent related to the transactions contemplated herein, are hereby incorporated by reference into this Collateral Schedule. Capitalized and certain other terms used herein without definition shall have the meaning given them in the Equipment Note, or (by reference therein) in Section 16 of the Agreement; and the rules of construction set forth in Section 16 of the Agreement are also applicable to this Collateral Schedule.
2.
Grant of Security Interest; Equipment Financed. Without limiting the scope or generality of the grant of security interest in the Agreement, and supplemental thereto, for the purpose of securing the punctual repayment of the Loan, and the payment and performance of any and all other Obligations as and when due under the Equipment Note, the Agreement or any and all of the other Loan Documents to the extent incorporated in or relating to the Equipment Note, and, as a separate grant of security, to secure the payment and performance of all other Obligations owing to Lender or any of Lender’s affiliates, Borrower grants to Lender a continuing purchase money security interest, or other first priority security interest, in all of Borrower’s right, title and interest in and to all of the following (in each case, wherever located and whether now existing or hereafter acquired, created or existing; collectively, the “Collateral”): (i) all present and future Items of Equipment described in Schedule A or otherwise relating hereto or to the Equipment Note (including all inventory, fixtures, spare parts, warranty rights or other property comprising or relating to such Item), together with all additions, attachments, accessories and accessions thereto, and all substitutions and replacements therefor, whether or not furnished by the Supplier; (ii) all embedded and other software and intellectual property and other Intangible Rights, and all manuals and other documentation, related to each such Item; (iii) any cash and cash-equivalent deposits made by Borrower with Lender in connection with the Equipment Note; (iv) all chattel paper, rights under contracts, documents and other rights (including, without limitation, all rights to payment) and general intangibles relating to, or arising out of, the sale, lease, rental, transfer or other disposition of any such Item or other Collateral, or otherwise resulting from the possession, use or operation of any such Item by third parties, including instruments, investment property, deposit accounts, letter of credit rights, and supporting obligations relating thereto; (v) all rights relating to any insurance, indemnity, warranty or guaranty with respect to any such Item, including all insurance and other proceeds payable in respect of any loss of or damage to such Item or other Collateral, and any proceeds in the form of goods (including any returned or repossessed goods); (vi) any and all substitutions, replacements or exchanges for any such Item or other Collateral;

Collateral Schedule – 1

(vii) all books and records regarding the foregoing; and (viii) all cash and non-cash proceeds of any the foregoing.

The extent to which Lender’s security interest in any such Item of Equipment or other Collateral described above shall be entitled to purchase money priority, and the application of all Payments and other amounts received by Lender or such other Holder, shall be determined pursuant to the applicable provisions of the Equipment Note and the Agreement.

3.
Borrower’s Confirmation. Borrower hereby reaffirms that concurrently with Holder’s making any Advance or Advances constituting the Loan to be repaid pursuant to the Equipment Note (as evidenced by Borrower’s execution of the Equipment Note): (a) all representations and warranties by each Borrower Party in the Agreement and related Loan Documents continue to be true and correct in all material respects, including with respect to (i) the Loan to be repaid pursuant to the Equipment Note, and the other transactions contemplated in the Agreement and the other Loan Documents, and (ii) the Items of Equipment covered hereby, and all other Collateral securing the Obligations related to the Equipment Note; and (b) without limiting the generality of the foregoing, (i) all of the Items of Equipment covered under this Collateral Schedule (A) were duly delivered to Borrower, (B) were received, inspected and determined to be in compliance with all applicable specifications and finally and unconditionally accepted by Borrower for all purposes of the Equipment Note and the other Loan Documents, and (C) constitute a part of the “Equipment” referred to in the Equipment Note, the Agreement and the other Loan Documents to the extent relating thereto, and is subject to all terms and conditions therein and herein provided, (ii) Borrower has and is vested with good title to the Items of Equipment covered hereby and to the other Collateral securing such Obligations, free and clear of all Liens, other than Permitted Liens, (iii) such filings shall have been made and other actions taken as reasonably may be required by Lender to perfect a valid purchase money or other first priority security interest granted by Borrower to Lender with respect to the Collateral securing such Obligations, and (iv) no Event of Default exists.
4.
Other Loan Documents; Etc. Except as expressly supplemented, amended or modified by the Equipment Note (including this Collateral Schedule), all terms and provisions of the Agreement and other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect. In the event of any conflict between the provisions of the Equipment Note (including this Collateral Schedule), and the provisions of the Agreement or other Loan Documents, the provisions of the Equipment Note (including this Collateral Schedule) shall prevail with respect to the Loan, Collateral and other matters relating to the Equipment Note (including this Collateral Schedule).